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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1933

                                  MAY 12, 2003
                ------------------------------------------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                                   PCTEL, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            DELAWARE                      000-27115              77-0364943
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(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                              8725 W. HIGGINS ROAD
                             CHICAGO, ILLINOIS 60631
                    ----------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (773) 243-3000
                    ----------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On May 12, 2003, PCTEL, Inc., a Delaware corporation ("PCTEL"), completed the sale of certain of its assets to Conexant Systems, Inc., a Delaware corporation ("Conexant"). Conexant is a supplier of semiconductor system solutions for communications applications. In connection with the acquisition, PCTEL and Conexant entered into an Asset Purchase Agreement dated as of May 8, 2003 (the "Purchase Agreement") under which Conexant acquired specified assets of PCTEL relating to a component of PCTEL's HSP modem operations and consisting of inventory, fixed assets from PCTEL's offices in Taiwan, contracts with customers, distributors and vendors related to the soft modem products, and limited intellectual property. PCTEL has not transferred any of its patent portfolio in connection with this transaction, and it has also retained all operating, contract and intellectual property assets associated with its hardware modem and wireless products.

         In exchange for the assets acquired from PCTEL, Conexant has delivered approximately $6,750,000 in cash to PCTEL, which represents $4,250,000 plus the book value of the acquired inventory and fixed assets being transferred to Conexant. Conexant has also agreed to assume certain liabilities of PCTEL and has agreed to pay an additional $4 million in cash to PCTEL in two equal installments due on November 1, 2003 and December 31, 2003. The Purchase Agreement also provides that Conexant will license PCTEL's Segue(TM) Wi-Fi software for use with certain of its products, for which Conexant will pay to PCTEL an aggregate of $1 million, payable in quarterly installments of $250,000.

         Concurrently with the completion of the transaction with Conexant, PCTEL provided Conexant with a non-exclusive, worldwide license to certain of PCTEL's soft modem patents, including technology essential to the implementation of the V.90 standard. The license will become fully-paid in 2007. In addition, Conexant assigned several of its patent families relating to modem and other access technologies to PCTEL as part of the transaction.

         A copy of the Purchase Agreement is filed as Exhibit 2.1 and is incorporated by reference into this current report. The description of the Purchase Agreement set forth above is only a summary of some of its principal terms.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.


    EXHIBIT NUMBER                          DESCRIPTION
    --------------                          -----------

         2.1+(a) Asset Purchase Agreement dated May 8, 2003, by and between PCTEL, Inc. and Conexant Systems, Inc.

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         +        Confidential treatment requested for portions of this agreement.

         (a)      Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to such agreement have been omitted. PCTEL agrees to supplementally furnish a copy of such schedules to the Commission upon request.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2003

                                   PCTEL, INC.

                                   By: /s/ John W. Schoen
                                       ---------------------------------------
                                      John W. Schoen, Chief Financial Officer


    EXHIBIT NUMBER                         DESCRIPTION
    --------------                         -----------

        2.1+(a) Asset Purchase Agreement dated May 8, 2003, by and between PCTEL, Inc. and Conexant Systems, Inc.

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
         +        Confidential treatment requested for portions of this agreement.

         (a)      Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to such agreement have been omitted. PCTEL agrees to supplementally furnish a copy of such schedules to the
                  Commission upon request.
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